Exhibit 99.1
EDDIE BAUER MAKES $20 MILLION VOLUNTARY PREPAYMENT
OF LONG-TERM DEBT
BELLEVUE, WA, December 27, 2007 — Eddie Bauer Holdings, Inc. (Nasdaq: EBHI) (the “Company”) and its subsidiary, Eddie Bauer, Inc., today announced that they have made a voluntary prepayment of $20 million on the existing term loan facility under the Amended and Restated Term Loan Agreement dated as of April 4, 2007, among the Company, Eddie Bauer, Inc., certain lenders, Goldman Sachs Credit Partners L.P. and JP Morgan Chase Bank, N.A. (the “Term Loan”). After the prepayment, there is a balance of approximately $196 million outstanding on the Term Loan. The Company is currently in compliance with all financial covenants under the Term Loan, even without giving effect to the voluntary prepayment.
Marv Toland, Chief Financial Officer, commented, “We expect to be in compliance with our financial covenants through the fourth quarter of 2007, even without this prepayment. We believe that the voluntary prepayment from cash on hand provides us with additional operating flexibility to manage the business while remaining in compliance with loan covenants.”
About Eddie Bauer
Established in 1920 in Seattle, Eddie Bauer is a specialty retailer that sells casual sportswear and accessories for the modern outdoor lifestyle. Eddie Bauer believes the Eddie Bauer brand is a nationally recognized brand that stands for high quality, innovation, style and customer service. Eddie Bauer products are available at approximately 390 stores throughout the United States and Canada, through catalog sales and online at http://www.eddiebauer.com and http://www.eddiebaueroutlet.com. Eddie Bauer also participates in joint venture partnerships in Japan and Germany and has licensing agreements across a variety of product categories.
Safe Harbor Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential” and similar expressions. All of the forward-looking statements contained in this press release are based on estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known factors. Although we believe such estimates and assumptions are reasonable, they are inherently uncertain and involve risks and uncertainties. In addition, management’s assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this press release are not guarantees of future events, and we cannot assure you that such statements will be realized. In all likelihood, actual results will differ from those contemplated by such forward-looking statements as a result of a variety of factors, including our inability to hire, retain and train key personnel; delays in enhancement of our disclosure controls and procedures; our inability to revitalize Eddie Bauer as a premium quality brand; changes in general economic conditions, consumer confidence and consumer spending patterns; risks associated with legal and regulatory matters; risks associated with rising energy costs; risks associated with reliance on information technology; challenges as a result of our involvement in our former parent’s bankruptcy process; the diversion of management’s attention from operations while establishing post-emergence infrastructure; our inability to improve profitability of our retail stores, catalogs and website operations; our inability to source our requirements from our current sourcing agents; a significant disruption in our back-end operations; the inability of our joint venture partners to operate our joint ventures effectively; our inability to protect our trademarks and other proprietary intellectual property rights; unseasonable or severe weather conditions; our inability to use our net operating losses to reduce taxes; and the other risks identified in our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

Contact:
Wendi Kopsick/Micheline Tang
Kekst and Company
212-521-4800